SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report (Date of Earliest event reported)    May 20, 1997



                            ADINA , INC.
     (Exact Name of Registrant as Specified in its Charter)




  Delaware                  33-19435                    75-2233445
(State  of               (Commission                   (IRS Employer
Incorporation)           File Number)              Identification No.)




           17770 Preston Road,    Dallas, Texas  75252
          (Address  of  Principal  Executive Offices)


Registrant's telephone number, including area code:(972)733-3005

ITEM 2.   Acquisition or Disposition of Assets

      On May 20, 1997 Registrant subscribed 53,811,780 restricted Preferred Shares, Series J Camelot Corporation ("Camelot") with payment by the transfer of 6,029,921 restricted common shares of Alexander Mark Investments (USA), Inc. to Camelot. 35,688,560 of the Preferred Shares were issued upon execution of the Agreement and 18,123,220 are issuable as deferred consideration. The deferred consideration will be issued as new common shares of Camelot are issued in such a manner so that the additional Preferred Shares are issued at the same time and in the same quantity as any new common shares. The Preferred Shares have one vote per share and vote with the common shares, are non convertible, non-yielding and are subordinate to outstanding preferred shares but have a liquidation preference over common shares.

ITEM 7.   Exhibits

     (10) Material Contracts

                  a)   Subscription  Agreement  between   Camelot
           Corporation and Adina, Inc.

            (28)     *a)  Financial Statements in accordance with
            Regulation S-X.

                         *b)    The   Pro  Forma  Statements   in
            accordance with Regulation S-X.


                           SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     ADINA, INC.




                      By:/s/ Robert Gregory
                         Robert Gregory
                         Director

Dated:  May 29, 1997

*Exhibits to be filed within sixty days of this filing.
                             EXHIBIT

Subscription  Agreement  between Camelot Corporation  and  Adina,
Inc.